                                                                    EXHIBIT 21.1

                            SCHEDULE OF SUBSIDIARIES
                             (IN ALPHABETICAL ORDER)


WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT

AMG Capital Corp., a Delaware Corporation

AMG LLC Holdings Corp., a Delaware Corporation

AMG/Midwest Holdings, Inc., a Delaware corporation

AMG/Midwest Holdings, LLC, a Delaware limited liability company

AMG New York Holdings Corp., a Delaware corporation

AMG Properties LLC, a Delaware limited liability company

AMG/SouthwestGP Holdings, Inc., a Delaware corporation

AMG/TBC Holdings, Inc., a Delaware corporation

The Burridge Group Inc., an Illinois corporation

E.C. Rorer II, Inc., a Delaware corporation

E.C. Rorer Partnership, a Delaware general partnership

Edward C. Rorer & Co., Inc., a Delaware corporation

El-Train Acquisition LLC, a Delaware limited liability company

FA (DE) Acquisition Company, LLC, a Delaware limited liability company

FA (WY) Acquisition Company, Inc. a Delaware corporation

FCMC Holdings, Inc., a Delaware corporation

First Quadrant Corp., a New Jersey corporation

First Quadrant Holdings, LLC, a Delaware limited liability company

J M H Management Corporation, a Delaware corporation

Prides Crossing Holdings LLC, a Delaware limited liability company

Suite 3000 Holdings, Inc., a Delaware corporation

TMF Corp., a Delaware corporation

Welch & Forbes, Inc. a Massachusetts corporation

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ENTITIES IN WHICH THE REGISTRANT HAS A MAJORITY
INTEREST (DIRECT AND INDIRECT)

The Burridge Group LLC, a Delaware limited liability company

Davis Hamilton Jackson & Associates, L.P., a Delaware limited partnership

Essex Investment Management Company, LLC, a Delaware limited liability company

First Quadrant, L.P., a Delaware limited partnership

First Quadrant U.K., L.P., a Delaware limited partnership

Friess Associates, LLC, a Delaware limited liability company

Friess Associates of Delaware, LLC, a Delaware limited liability company

Frontier Capital Management Company, LLC, a Delaware limited liability company

Frontier Performance Advisers, L.P., a Delaware limited partnership

GeoCapital, LLC, a Delaware limited liability company

Gofen and Glossberg, L.L.C., a Delaware limited liability company

J.M. Hartwell Limited Partnership, a Delaware limited partnership

Managers Distributors, Inc., a Delaware corporation

The Managers Funds LLC, a Delaware limited liability company

MJ Whitman Global Advisers LLC, a Delaware limited liability company

MJ Whitman LLC , a Delaware limited liability company

Private Debt LLC, a Delaware limited liability company

The Renaissance Group LLC, a Delaware limited liability company

Rorer Asset Management, LLC, a Delaware limited liability company

Skyline Asset Management, L.P., a Delaware limited partnership

Systematic Financial Management, L.P., a Delaware limited partnership

Third Avenue Holdings Delaware LLC, a Delaware limited liability company

Third Avenue Management LLC, a Delaware limited liability company

Tweedy, Browne Company LLC, a Delaware limited liability company

Welch & Forbes LLC, a Delaware limited liability company

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ENTITIES IN WHICH THE REGISTRANT HAS A MINORITY
INTEREST (DIRECT AND INDIRECT)

DFD Select Group N.V., a Netherlands Antilles limited liability company

First Quadrant Limited, a U.K. corporation

FQN Management, LLC, a Delaware limited liability company